                                                                 EXHIBIT 10.51.2

                       FIRST AMENDMENT TO LEASE AGREEMENT

      THIS FIRST AMENDMENT TO LEASE AGREEMENT (this "First Amendment") is entered into as of December 4, 2003 by and between SNH ALT LEASED PROPERTIES TRUST, a Maryland real estate investment trust ("Landlord"), and AHC TRAILSIDE, INC., a Delaware corporation ("Tenant").

                                   WITNESSETH:

      WHEREAS, Landlord and Tenant are parties to that certain Lease Agreement dated as of February 28, 2003 (the "Lease"), pursuant to which Landlord leased the Leased Property (this and other capitalized terms used herein and not otherwise defined having the meanings ascribed to such terms in the Lease) to Tenant and Tenant leased the Leased Property from Landlord, all as more particularly described in the Lease; and

      WHEREAS, SNH ALT Mortgaged Properties Trust ("Lender") and Pomacy Corporation ("Borrower") are parties to that certain Loan Agreement, dated as of February 28, 2003 (the "Loan Agreement"), pursuant to which Lender agreed to loan up to the principal amount of SIX MILLION NINE HUNDRED THOUSAND DOLLARS ($6,900,000) (the "Loan") to Borrower and Borrower agreed to borrow up to such principal amount from Lender, all as more particularly described in the Loan Agreement; and

      WHEREAS, the Lease Documents and the Loan Documents (as defined in the Loan Agreement) are cross-defaulted and cross-collateralized; and

      WHEREAS, Landlord and Lender are both wholly-owned subsidiaries of Senior Housing Properties Trust ("SNH"); and

      WHEREAS, Tenant and Borrower are both wholly-owned subsidiaries of Alterra Healthcare Corporation ("Alterra"); and

      WHEREAS, Landlord, Lender, Tenant, Borrower, Alterra and FIT-ALT SNH Loan LLC ("FIT") have entered into that certain Tri-Party Agreement of even date herewith (the "Tri-Party Agreement") pursuant to which Lender has agreed to sell the Loan to FIT, and FIT has agreed to purchase the Loan from Lender, all as more particularly described in the Tri-Party Agreement; and

      WHEREAS, in connection with the transactions contemplated by the Tri-Party Agreement, Landlord and Tenant have agreed to amend the Lease Documents to remove all provisions related to the Borrower, the Loan Agreement and the Loan Documents, including, without limitation, the provisions which cross-default and cross-collateralize the Lease Documents with the Loan Documents;

      NOW, THEREFORE, in consideration of the foregoing and for other consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

      1. The following definitions are hereby amended by deleting such definitions in their entirety and inserting "[INTENTIONALLY DELETED]" immediately after the section reference in lieu thereof:

       Section 1.13  "Borrower"
       Section 1.14  "Borrower Indebtedness"
       Section 1.70  "Lender"
       Section 1.72  "Loan Agreement"
       Section 1.73  "Loan Documents"

      2. The definition of "Acquiring Guarantor" set forth in Section 1.2 of the Lease is hereby amended by deleting the existing definition in its entirety and inserting the following in its place:

      "Acquiring Guarantor" shall mean any successor in interest to any Guarantor, which shall be deemed to include, without limitation, (a) any Person or group of two or more Persons acting in concert (other than a Permitted Control Person or a group comprised exclusively of Permitted Control Persons), that acquire the ownership of fifty percent (50%) or more of the voting power of the outstanding shares of voting stock of any Guarantor, (b) any Person resulting from the merger or consolidation of any Guarantor, and (c) any Person acquiring through any one or more sales or conveyances all or substantially all of any Guarantor's assets (including its capital stock) or business.

      3. The definition of "Change in Control" set forth in Section 1.18 of the Lease is hereby amended by deleting the existing definition in its entirety and inserting the following in its place:

      "Change in Control" shall mean (a) the acquisition by any Person, or two or more Persons acting in concert, of record ownership of, or the right to vote, or the power to direct the vote of, in excess of fifty percent (50%) of the voting power of the outstanding shares of voting stock of Tenant or any Guarantor, as the case may be, other than pursuant to a Permitted Merger or a Secured Merger, (b) the merger or consolidation of Tenant or any Guarantor with or into any other Person (other than a Permitted Merger, a Secured Merger or a merger or consolidation of any Person with or into Tenant or any Guarantor that does not result in a Change in Control of Tenant or such Guarantor under clauses (a), (c) or (d) of this definition), (c) any one or more sales or conveyances to any Person of all or substantially all of its assets (including capital stock) or business of Tenant or any Guarantor, as the case may be, or (d) the cessation, for any reason, of the individuals who, on the Commencement Date, constituted the board of directors of Tenant or any Guarantor (together with any new directors elected or appointed pursuant to, and on the effective date of, a Conforming Plan and any new directors whose election by such board or whose nomination for election by the shareholders of Tenant or such Guarantor, as the case may be, was approved by a vote of a majority of the directors then still in office who were either directors on the Commencement Date or the effective date of a Conforming Plan as aforesaid or whose election or nomination for election was previously so approved) to constitute a majority of the board of directors of Tenant or such Guarantor then in office; provided, however, that no Change in Control shall be deemed to have occurred as a result or arising out of: (i) any change in ownership resulting from the issuance of equity securities in connection with the confirmation of any Conforming Plan or (ii) any acquisition referred to in clause
            (a) of this definition with respect to the voting power of the outstanding shares of voting stock of any Parent of Tenant so long as such Parent is a Guarantor and at the time of such acquisition and immediately thereafter such Parent has a consolidated Tangible Net Worth at least equal to Fifty Million Dollars ($50,000,000).

      4. The definition of "Guarantor" set forth in Section 1.51 of the Lease is hereby amended by deleting the existing definition in its entirety and inserting the following in its place:

            "Guarantor" shall mean Alterra and each and every other guarantor of Tenant's obligations under this Agreement, and each such guarantor's successors and assigns, and shall expressly exclude Pomacy Corporation to the extent that the Guaranty Agreement (Pomacy Corporation), dated as of February 28, 2003, given by Pomacy Corporation to Landlord, has been terminated.

      5. The definition of "Guaranty" set forth in Section 1.52 of the Lease is hereby amended by deleting the existing definition in its entirety and inserting the following in its place:

            "Guaranty" shall mean any guaranty agreement executed by a Guarantor in favor of Landlord pursuant to which the payment or performance of Tenant's obligations under this Agreement are guaranteed, together with all modifications, amendments and supplements thereto, but expressly excluding the Guaranty Agreement (Pomacy Corporation), dated as of February 28, 2003, given by Pomacy Corporation to Landlord, to the extent the same has been terminated.

      6. The definition of "Conforming Plan" set forth in Section 1.25 of the Lease is hereby amended by deleting the phrase "the Loan Agreement and the other Loan Documents" from subsection (a) thereof.

      7. Section 12.1 ("Events of Default") is hereby amended by:

            (a) deleting subsection (f) in its entirety and inserting "[INTENTIONALLY DELETED]" in its place.

            (b) deleting subsection (g) in its entirety and inserting the following in its place:

            should Tenant or any Guarantor generally not be paying its debts as they become due or should Tenant or any Guarantor make a general assignment for the benefit of creditors; provided, however that the failure of Alterra to generally not be paying its debts as they become due or the making of a general assignment by Alterra for the benefit of creditors shall not constitute an Event of Default hereunder if such failure or assignment occurs on or prior to January 31, 2003 or at any time during the pendency of a Conforming Bankruptcy Proceeding filed on or prior to January 31, 2003; or

            (c) deleting subsection (i) in its entirety and inserting the following in its place:

            should Tenant or any Guarantor cause or institute any proceeding for its dissolution or termination; or

      8. Section 21.1 ("Prompt Payment of Indebtedness") is hereby amended by deleting it in its entirety and inserting the following in its place:

            Prompt Payment of Indebtedness. Tenant shall (a) pay or cause to be paid when due all payments of principal of and premium and interest on Tenant's Indebtedness for money borrowed and shall not permit or suffer any such Indebtedness to become or remain in default beyond any applicable grace or cure period, (b) pay or cause to be paid when due all lawful claims for labor and rents with respect to the Leased Property, (c) pay or cause to be paid when due all trade payables and (d) pay or cause to be paid when due all other of Tenant's Indebtedness upon which it is or becomes obligated, except, in each case, other than that referred to in clause (a), to the extent payment is being contested in good faith by appropriate proceedings in accordance with Article 8 and if Tenant shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP, if appropriate, or unless and until foreclosure, distraint sale or other similar proceedings shall have been commenced.

      9. Section 21.5 ("Indebtedness") is hereby amended by deleting subsection
(a) in its entirety and inserting "[INTENTIONALLY DELETED]" in its place.

      10. Section 21.10 ("Liens and Encumbrances") is hereby amended by deleting subsection (d) in its entirety and inserting the following in its place:

            To secure Indebtedness permitted pursuant to Section(s) 21.5
            (b)-(e).

      11. Landlord hereby represents and warrants that there are no Facility Mortgagees or other lenders or ground lessors arising by, through or under Landlord holding any mortgage or other lien, encumbrance or interest in the Lease, the Rent payable thereunder or in the Leased Property.

      12. Except as otherwise expressly stated (i) herein or (ii) in any document or instrument executed and delivered in connection herewith or (iii) in the Terms of Settlement among Alterra, FEBC-ALT Investors LLC, FEBC-ALT Investors Inc., FEBC-ALT Holdings Inc., FEBC-ALT Acquisition Inc., Landlord and Lender (the "Settlement") attached as Exhibit A to the Findings of Fact, Conclusions of Law and Order under 11 U.S.C. Section 1129(a) and (b) and Fed. R. Bankr. P. 3020 Confirming Second Amended Plan of Reorganization for Alterra Healthcare Corporation under Chapter 11 of the Bankruptcy Code (the "Confirmation Order"), which Confirmation Order, including Exhibit A, was approved by the United States Bankruptcy Court for the District of Delaware on November 26, 2003 ((i) - (iii) are hereinafter collectively referred to as the "December 2003 Documents"), nothing in this First Amendment shall affect, modify, release, limit or otherwise impair any rights or obligations of any of the parties hereto under the Lease or the Lease Documents.

      13. This First Amendment shall be effective as of the Effective Date (as such term is defined in the Tri-Party Agreement) and no sooner.

                            [SIGNATURE PAGES FOLLOW]

      IN WITNESS WHEREOF, the parties hereto have executed this First Amendment under seal as of the date first written above.

                                         LANDLORD:

                                         SNH ALT LEASED PROPERTIES TRUST,
                                         a Maryland real estate investment trust

                                         By: /s/ John R. Hoadley
                                             -----------------------------------
                                         Name: John R. Hoadley
                                               ---------------------------------
                                         Title: Treasurer
                                                --------------------------------

                                         TENANT:

                                         AHC TRAILSIDE, INC.,
                                         a Delaware corporation

                                         By: /s/ Mark W. Ohlendorf
                                             -----------------------------------
                                         Name: Mark W. Ohlendorf
                                               ---------------------------------
                                         Title: Vice President
                                                --------------------------------